Exhibit 1.01(b)

                           FORM OF AMENDMENT NO. 2 TO
                          MORGAN STANLEY CHARTER SERIES
                     AMENDED AND RESTATED SELLING AGREEMENT

                  The Amended and Restated Selling Agreement, dated as of July 29, 2002, as amended by Amendment No. 1 to the Selling Agreement, dated February 26, 2003 (the "Selling Agreement"), among Morgan Stanley Charter Graham ("Graham"), Morgan Stanley Charter Millburn L.P. ("Millburn"), Morgan Stanley Charter MSFCM L.P. ("MSFCM"), and Morgan Stanley Charter Campbell L.P. ("Campbell") (collectively, the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

                  1. Graham plans to offer, sell and issue to the public an additional 30,000,000 Units, Millburn plans to offer, sell and issue to the public an additional 2,000,000 Units, MSFCM plans to offer, sell and issue to the public an additional 18,000,000 Units, and Campbell plans to offer, sell and issue to the public an additional 34,000,000 Units pursuant to Registration Statements on Form S-1 (Sec File Nos.: 333-o, 333-o, 333-o, and 333-o, respectively). Morgan Stanley DW agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," "Prospectus," or "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registrations of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

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                  IN WITNESS WHEREOF, this Amendment No. 2 to the Selling
Agreement has been executed on the o day of March, 2004.

Accepted and Agreed:              MORGAN STANLEY CHARTER GRAHAM L.P.

MORGAN STANLEY DW INC.            By:    Demeter Management Corporation, General
                                         Partner

By:                               By:
        --------------------             ---------------------------------------
        Jeffrey A. Rothman               Jeffrey A. Rothman
        Executive Director               President

                                  MORGAN STANLEY CHARTER MILLBURN L.P.

                                  By: Demeter Management Corporation, General Partner

                                  By:
                                         ---------------------------------------
                                         Jeffrey A. Rothman
                                         President

                                  MORGAN STANLEY CHARTER MSFCM L.P.

                                  By: Demeter Management Corporation, General Partner

                                  By:
                                         ---------------------------------------
                                         Jeffrey A. Rothman
                                         President

                                  MORGAN STANLEY CHARTER CAMPBELL L.P.

                                  By: Demeter Management Corporation, General Partner

                                  By:
                                         ---------------------------------------
                                         Jeffrey A. Rothman
                                         President

                                 DEMETER MANAGEMENT CORPORATION

                                 By:
                                         ---------------------------------------
                                         Jeffrey A. Rothman
                                         President